SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-KATY INDUSTRIES, INC.
          GAMCO ASSET MANAGEMENT INC.
                       6/12/07            8,600-            1.1000
                       6/11/07           12,700-            1.1000
          GABELLI FUNDS, LLC.
              GABELLI CAPITAL ASSET FUND
                       6/11/07           59,500-            1.1000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.